Exhibit 99.1

FOR IMMEDIATE RELEASE:

TRUEBLUE REPORTS FOURTH QUARTER RESULTS

TACOMA, WA. – Feb. 9, 2011—TrueBlue, Inc. (NYSE:TBI) today reported results for the 14-week fourth quarter and 53-week fiscal year ended Dec. 31, 2010. For the quarter, revenue was $312 million, an increase of 19 percent, from $262 million for the 13-week fourth quarter of 2009. Excluding the additional week in the fourth quarter of 2010, revenue growth would have been 14 percent but the impact to net income was immaterial due to the standard operating expenses of that week. Net income for the fourth quarter was $4.0 million or $0.09 per diluted share, an increase of about 85 percent compared to net income of $2.1 million or $.05 per diluted share for the fourth quarter of 2009.

“We generated strong revenue growth in the fourth quarter due to wide-spread demand across most industries and geographic areas,” said TrueBlue CEO Steve Cooper. “We are encouraged with the opportunity to continue expanding our profit margins in 2011.”

Cooper added, “I am extremely proud of our team for delivering outstanding results in 2010. We more than doubled our profits. I am constantly impressed with the caliber of our people at every level of our company and we are committed to investing in their continued development.”

For the first quarter of 2011, TrueBlue estimates revenue in the range of $260 million to $270 million and net (loss)/ income per diluted share for the quarter of ($0.05) to $0.00.

About TrueBlue

TrueBlue, Inc. is a leading provider of blue-collar staffing. In 2010, TrueBlue connected approximately 300,000 people to work through the following brands: Labor Ready, Spartan Staffing, CLP Resources, PlaneTechs, and Centerline, and served approximately 175,000 businesses in the services, retail, wholesale, manufacturing, transportation, and construction industries. TrueBlue, Inc. is headquartered in Tacoma, Wash. For more information, visit TrueBlue’s website at www.TrueBlueInc.com.

Forward-looking Statements

This news release contains forward-looking statements that reflect management’s current outlook for future periods, including statements regarding economic trends and future profitability. These forward-looking statements are based upon TrueBlue’s current expectations, and TrueBlue’s actual results may differ materially from those described or contemplated in the forward –looking statements. Factors that may cause TrueBlue’s actual results to differ materially from those contained in the forward-looking statements, include without limitation the following: 1) national and global economic conditions, including the impact of changes in national and global credit markets and other changes on TrueBlue customers; 2) TrueBlue’s ability to continue to attract and retain customers and maintain profit margins in the face of new and existing competition; 3) new laws and regulations that could have a materially adverse effect on TrueBlue’s operations and financial results; 4) significant labor disturbances which could disrupt industries TrueBlue serves; 5) increased costs and collateral requirements in connection with TrueBlue’s insurance obligations, including workers’ compensation insurance; 6) the adequacy of

TrueBlue’s financial reserves; 7) TrueBlue’s continuing ability to comply with financial covenants in its lines of credit and other financing agreements; 8) TrueBlue’s ability to attract and retain competent employees in key positions or to find temporary employees to fulfill the needs of its customers; 9) TrueBlue’s ability to successfully complete and integrate acquisitions that it may make from time to time; and 10) other risks described in TrueBlue’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q filings.

Contacts

Derrek Gafford, EVP & CFO

253-680-8214

Stacey Burke, VP of Corporate Communications

253-680-8291

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	December 31,	December 25,	December 31,	December 25,
	2010	2009	2010	2009

Revenue from services	$311,943	$262,150	$1,149,367	$1,018,418
Cost of services	230,034	189,228	845,916	727,372

Gross profit	81,909	72,922	303,451	291,046
Selling, general and administrative expenses	71,797	65,538	258,722	262,182
Depreciation and amortization	4,580	4,368	16,468	17,030

Income from operations	5,532	3,016	28,261	11,834
Interest and other income, net	238	154	901	2,307

Income before tax expense	5,770	3,170	29,162	14,141
Income tax expense	1,812	1,039	9,323	5,344

Net income	$3,958	$2,131	$19,839	$8,797

Net income per common share:
Basic	$0.09	$0.05	$0.46	$0.21
Diluted	$0.09	$0.05	$0.46	$0.20

Weighted average shares outstanding:
Basic	43,308	42,946	43,224	42,842
Diluted	43,738	43,277	43,540	43,014

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,	December 25,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$163,153	$124,377
Accounts receivable, net	108,692	105,246
Other current assets	21,655	18,440

Total current assets	293,500	248,063
Property and equipment, net	53,958	60,353
Restricted cash	120,067	124,012
Other assets, net	78,941	85,701

Total assets	$546,466	$518,129

Liabilities and shareholders’ equity
Current liabilities	$85,923	$84,835
Long-term liabilities	147,836	147,862

Total liabilities	233,759	232,697
Shareholders’ equity	312,707	285,432

Total liabilities and shareholders’ equity	$546,466	$518,129

TRUEBLUE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	53 Weeks Ended	52 Weeks Ended
	December 31, 2010	December 25, 2009
Cash flows from operating activities:
Net income	$19,839	$8,797
Adjustments to reconcile net income to net cash:
Depreciation and amortization	16,468	17,030
Provision for doubtful accounts	8,158	14,545
Stock-based compensation	7,159	7,066
Deferred income taxes	5,322	2,772
Other operating activities	(202)	1,062
Changes in operating assets and liabilities:
Accounts receivable	(11,604)	(14,812)
Income taxes	(3,338)	13,397
Other assets	(727)	919
Accounts payable and other accrued expenses	747	(4,573)
Accrued wages and benefits	2,752	2,015
Workers’ compensation claims reserve	(2,195)	(14,091)
Other liabilities	(406)	(522)

Net cash provided by operating activities	41,973	33,605

Cash flows used in investing activities:
Capital expenditures	(7,050)	(13,153)
Change in restricted cash	3,945	(3,689)
Other	(298)	94

Net cash used in investing activities	(3,403)	(16,748)

Cash flows used in financing activities:
Net proceeds from sale of stock through options and employee benefit plans	1,054	1,062
Shares withheld for taxes upon vesting of restricted stock	(1,568)	(880)
Payments on debt	(382)	(394)
Other	129	(996)

Net cash used in financing activities	(767)	(1,208)

Effect of exchange rates on cash	973	626

Net change in cash and cash equivalents	38,776	16,275

CASH AND CASH EQUIVALENTS, beginning of year	124,377	108,102

CASH AND CASH EQUIVALENTS, end of year	$163,153	$124,377

TRUEBLUE, INC.

Analysis of Revenue Growth / (Decline)

(Unaudited)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	December 31, 2010	December 25, 2009	December 31, 2010	December 25, 2009
Major Revenue Trends
Organic revenue growth / (decline)	19.0%	(13.1%)	12.9%	(27.8%)
Acquisitions within last 12 months	0.0%	0.0%	0.0%	1.4%

Total revenue growth / (decline)	19.0%	(13.1%)	12.9%	(26.4%)

Organic Revenue Trends (1)
Same branch	15.9%	(6.2%)	13.9%	(21.5%)
Same branch excluding largest customer	25.4%	(17.0%)	18.9%	(28.3%)
New branches	0.5%	0.5%	0.9%	0.2%
Consolidated / closed branches (2)	(2.1%)	(8.9%)	(3.1%)	(7.7%)
53rd week (3)	5.5%	0%	1.4%	0%

(1)	Percentages for organic revenue components do not sum to total organic revenue growth / (decline) as same branch growth is determined off a revenue base of branches open for 12 or more months, whereas other organic revenue growth components are measured off a total revenue base.
(2)	Represents the impact on revenue trends from closed branches assuming no customer retention. The majority of our closed branches are consolidated with another branch to retain customer relationships. The impact of retained customers is captured in same branch revenue.
(3)	Represents revenue growth as a result of an additional week in the quarter and year ended December 31, 2010 in comparison with the same period in the prior year.

TRUEBLUE, INC.

Schedule of Year-Over-Year Same Branch Revenue Growth

(Unaudited)

January 2010	5%
February 2010	13%
March 2010	15%
Q-1 2010	12%
April 2010	18%
May 2010	23%
June 2010	12%
Q-2 2010	17%
July 2010	9%
August 2010	10%
September 2010	13%
Q-3 2010	11%
October 2010	17%
November 2010	15%
December 2010	17%
Q-4 2010	16%
Fiscal Year 2010	14%